UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2012

Robbins & Myers, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	001-13651	31-0424220

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10586 Highway 75 North, Willis, TX		77378

(Address of principal executive offices)		(Zip code)

936-890-1064

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 27, 2012, Robbins & Myers, Inc. (the “Company”) held a special meeting of its shareholders for the purpose of voting on proposals related to the previously announced merger (the “Merger”) of the Company with National Oilwell Varco, Inc., a Delaware corporation (“NOV”), and other transactions contemplated by the Agreement and Plan of Merger dated as of August 8, 2012 (the “Merger Agreement”), by and among the Company, NOV and Raven Process Corp., an Ohio corporation and wholly-owned subsidiary of NOV (“Merger Sub”). There were 42,196,015 outstanding Common Shares of the Company as of the record date for the special meeting (the “Record Date”), of which 36,237,466 (85.9%) were present at the special meeting or represented by proxy. The matters voted upon at the special meeting, which were more fully described in the Company’s final proxy statement filed with the Securities and Exchange Commission on November 30, 2012, were as follows:

1. Adoption of the Merger Agreement. The final voting results on the proposal to adopt the Merger Agreement and approve the transactions contemplated thereby, including the acquisition of the Company by NOV through a merger of Merger Sub with and into the Company, as contemplated by the Merger Agreement, were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

36,172,026	59,916	5,524	N/A

The proposal for the adoption of the Merger Agreement and approval of the transactions contemplated thereby was approved in accordance with the laws of the State of Ohio, which required the holders of at least two-thirds of the outstanding Common Shares of the Company as of the close of business on the Record Date to vote in favor of such proposal.

2. Advisory “Say-On-Merger-Pay” Proposal. The final voting results on the proposal to approve, solely on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger, were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

26,048,574	10,158,934	29,958	N/A

The advisory say-on-merger-pay proposal was approved by an affirmative vote of the holders of at least a majority of votes cast on such proposal.

3. Adjournment of the Special Meeting, if Necessary or Appropriate, to Solicit Additional Proxies. The final voting results on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the special meeting or any adjournment to adopt the Merger Agreement were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

34,520,726	1,707,263	9,477	N/A

The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies was approved by the affirmative vote of the holders of at least a majority of the votes cast on such proposal.

The closing of the Merger remains subject to certain closing conditions, including clearance from the U.S. Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and clearance by the Canadian Competition Bureau under the Competition Act of Canada. The Company and NOV continue to work to obtain the required clearances, but cannot predict if or when such clearances will be received or the terms of any such clearances.

Item 8.01	Other Events.

On December 27, 2012, the Company issued a press release reporting that the Merger had been approved by the shareholders of the Company at their special meeting held earlier that day. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Also on December 27, 2012, the Company confirmed that no shareholder of the Company gave notice of the exercise of its rights as a dissenting shareholder prior to the vote on the Merger at the special meeting of shareholders. Therefore, under applicable law, there are no dissenting shareholders in connection with the Merger.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits – See Index to Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROBBINS & MYERS, INC.

December 27, 2012	By:	/s/ Peter C. Wallace
Name: Peter C. Wallace
Title: President and Chief Executive Officer

INDEX TO EXHIBITS

99	ADDITIONAL EXHIBITS

99.1	Press Release of Robbins & Myers, Inc. dated December 27, 2012.

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